Exhibit 10.1

MERCANTIL BANK HOLDING CORPORATION

FORM OF CLASS A STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of February 25, 2019, by and among Mercantil Bank Holding Corporation, a Florida corporation (the “Company”), and to the purchaser identified on the signature page hereto (the “Purchaser”).

The Company is offering (the “Offering”) solely to limited number of accredited investors, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and Securities and Exchange Commission (“SEC”) Rule 506, up to an aggregate of 1.9 million shares of Company Class A $0.10 par value common stock (the “Class A Shares”). The Purchaser seeks to purchase, on the terms and subject to the conditions set forth in this Agreement, the aggregate number of Class A Shares shown on such purchaser’s signature page.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1.

PURCHASE AND SALE

1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the respective number of Class A Shares set forth on such Purchaser’s signature page (the “Purchased Shares”) in uncertificated book-entry form pursuant to instructions of such Purchaser provided to the Company at least three Business Days in advance of the Closing Date.

1.2 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 A.M., Atlanta time, not later than the second Business Day after the last of the conditions to Closing set forth in Articles 5 and 6 have been satisfied or waived (the “Closing Date”). The Closing will be held at the offices of Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia, 30309, or at such other place as the parties may mutually agree.

1.3 Settlement. As payment in full for the Purchased Shares, on the Closing Date, upon receipt of the Purchased Shares, each Purchaser shall deliver to the Company the price per share indicated on such Purchaser’s signature page, multiplied by the number of Purchased Shares (such aggregate amount, the “Purchase Price”). Payment of the Purchase Price shall be made in funds immediately available to the Company by wire transfer on the Closing Date.

ARTICLE 2.

COMPANY REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to each Purchaser, as of the date hereof and as of the Closing Date, as follows:

2.1 Organization and Authority. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of State of Florida and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and any other Transaction Document to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2.2 No Conflicts or Consents. Neither the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the compliance by the Company with all the provisions hereof and thereof, nor the consummation by the Company of the transactions contemplated hereby and thereby: (i) requires any consent, approval, authorization, notice, or other order of, or registration or filing with, any federal, state or local court, governmental, legislative, judicial, administrative authority, regulatory authority, taxing authority, agency, commission, body or other governmental entity or self-regulatory organization (each, a “Governmental Authority”) (except such as may be required under the securities or “Blue Sky” Laws of the various states) or any third party; (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the Company’s organizational documents or any agreement, indenture, lease or other instrument to which the Company is bound; or (iii) violates any Law applicable to the Company.

2.3 No Proceedings. There are no proceedings by or before any Governmental Authority pending to which the Company is a party that, if determined adversely to the Company, individually or in the aggregate, would prevent or materially impair the consummation of the transactions contemplated by this Agreement.

2.4 SEC Filings; Financial Statements.

(a) The Company has made timely, all filings required of it by the Securities Act or the Exchange Act (such filings, including the exhibits thereto, the “SEC Reports”). The SEC Reports, at the later of the time any of these became effective or were filed with the Commission, as the case may be, or as to any specific dates as of which such information was given in such filings, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the SEC’s rules and regulations thereunder, and none of such documents as of the dates of filing or effectiveness, or the specific dates such information was given in such filings, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(b) The Company and each of its subsidiaries maintain disclosure controls and procedures (as defined in SEC Rule 13a-15(e) under the Exchange Act) designed to ensure that the material information relating to the Company and its consolidated subsidiaries that is required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is collected and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c) The consolidated financial statements of the Company and its consolidated subsidiaries included in the SEC Reports comply in all material respects with the SEC rules and regulations applicable thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and except for the absence of footnotes in unaudited interim financial statements, which are subject to normal year-end adjustments, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The Company does not have any material liability, direct or contingent, that is not disclosed in the SEC Reports.

(d) Since the date of the latest financial statements included in the SEC Reports, and except as disclosed in a subsequent SEC Report filed prior to the Closing, there has not been any event or development that has had, or which is reasonably expected to have, a material adverse effect on the (A) financial condition, results of operations, properties, business or prospects of the Company and its subsidiaries, taken as a whole, (B) the transactions contemplated by this Agreement or (C) the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.5 Issuance of the Shares. The issuance of the Purchased Shares has been duly authorized and the Purchased Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions imposed by applicable securities Laws.

2.6 Offering.

(a) Neither the Company nor any Person acting on behalf of the Company has offered or sold any shares of the Class A Common Stock by any form of general solicitation or general advertising. Assuming the accuracy of the Purchaser’s representations and warranties, and the Purchaser’s performance of its obligations hereunder, the offer and sale of the Purchased Shares are exempt from (i) registration under the Securities Act, Section 4(a)(2) and SEC Rule 506, and (ii) subject to the making of any required filings, exempt from registration or qualification under applicable state securities or “blue sky” laws.

(b) The Company has offered the Purchased Shares for sale only to the Purchaser and certain other persons reasonably believed by the Company or the Placement Agent to be “accredited investors” within the meaning of SEC Rule 501 under the Securities Act.

2.7 Capitalization.

(a) The authorized capital of the Company consists solely of 400 million Class A Shares, of which 27,235,996 shares are issued and outstanding, and 100 million authorized shares of class B common stock, par value $0.10 per share (“Class B Shares”), of which 16,330,917 shares are issued and outstanding. Herein, Class A Shares and Class B Shares are referred to as “Company Shares”.

(b) Except pursuant to this Agreement and the other purchase agreements entered into by the Company in connection with the Offering (such other purchase agreements, the “Other Offering Agreements”), and Company Shares which may be issued from time to time in the ordinary course in connection with Company compensation, incentive or benefit plans or arrangements (“Company Plans”), the Company has no agreements to issue additional Company Shares.

(c) The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “AMTB.” The Company has taken no action to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on Nasdaq, and has no knowledge that the SEC has taken or is threatening any action to terminate the Company’s registration under the Exchange Act or that Nasdaq has taken or is threatening any action to delist Class A Shares.

(d) Except as set forth in the SEC Reports, in this Agreement and the Other Offering Agreements, or in connection with Company Plans, the Company has granted no outstanding options, rights (including conversion, preemptive rights or rights of first refusal) with respect to any Company Shares. Except as set forth in the SEC Reports, there are no voting agreements between the Company and any other Person relating to the Company’s Class A Shares or Class B Shares.

(e) Except for Class B Shares held by Mercantil Servicios Financieros, C.A. (“MSF”), the Company is not obligated to register any Company Shares held by any holder, except as may be required by any purchaser in the Offering.

(f) The Company and the Bank are each well-capitalized for bank regulatory purposes and the Offering of Class A Shares is not being made to meet any Regulatory Authority’s (as defined below) regulatory capital requirements. The Company and the Bank are not required by any Regulatory Authority to issue or incur any debt.

(g) There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Purchased Shares.

2.8 Disclosure.

(a) The Company has not provided, and to the Company’s knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agent to provide, the Purchaser or its respective agents or counsel with any information that it believes constitutes material non-public information regarding the Company or its subsidiaries, except the existence and terms of this Agreement and the transactions contemplated hereby may constitute such information, all of which will be disclosed by the Company as contemplated by the Nondisclosure Agreement dated as of January 23, 2019, and Section 4.1 below.

(b) Within 10 days of the Closing, the Company will file Current Reports on Form 8-K disclosing the Offering and all sales of the Class A Shares made pursuant to the Offering and the information described in the penultimate clause of Section 2.8(a) above.

2.9 Compliance with Law.

(a) The Company and its subsidiaries are in compliance in all material respects with all applicable Law (including, without limitation, applicable regulations, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all applicable Anti-Money Laundering Laws), except where such noncompliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(b) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator alleging violations by the Company or any of its subsidiaries with respect to any of the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(c) For the last five years, the Company and each of its subsidiaries have filed all material periodic reports, registrations and statements, together with any required amendments thereto, required to be filed with the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”). Herein, the Federal Reserve, the OCC and the FDIC are referred to as the “Regulatory Authorities.”

2.10 Regulatory Actions.

(a) Except as described or contemplated in the Company’s SEC Reports, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company, Amerant Bank, N.A. (the “Bank”) nor any of the Company’s subsidiaries (i) is a party to or otherwise subject to any order, decree, agreement, memorandum of understanding, corrective or cease and desist order, order of prohibition or suspension, written agreement or other written statement as described under 12 U.S.C. 1818(u) or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from its Regulatory Authorities or other governmental authorities, (ii) is subject to any directive by, any Regulatory Authority (whether or not such Regulatory Authority has determined that publication would be contrary to the public interest or otherwise cannot be made) or other governmental authority, or (iii) has adopted any board resolutions at the request of any of the Regulatory Authorities.

(b) None of the Company, the Bank nor any of the Company’s subsidiaries has been advised by any Regulatory Authority or any other applicable governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, corrective or cease and desist order, order of prohibition or suspension, commitment letter, supervisory letter or similar undertaking or other written agreement or statement described or contemplated in Section 2.10(a), and there is no unresolved violation, criticism or exception by any Regulatory Authority or any other applicable governmental authority with respect to any examination of the Company and its subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

2.11 Absence of Material Change. Except as described or contemplated in the Company’s SEC Reports, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business other than the Offering, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company has not paid or declared any cash dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any material change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, result of operations or prospects of the Company

2.12 Other Offering Agreements. The Company will not enter into any Other Offering Agreement that provides for any term that is more beneficial to the purchaser thereunder than is provided to the Purchaser under this Agreement without providing such Other Offering Agreement (which may be redacted with respect to the identity of the applicable purchaser) to Purchaser, and, if Purchaser so elects, the Company and the Purchaser will promptly amend this Agreement to provide any such term to the Purchaser.

ARTICLE 3.

PURCHASER REPRESENTATIONS AND WARRANTIES

Each Purchaser, solely for itself and for no other Purchaser, represents and warrants to the Company as follows:

3.1 Organization and Authority of the Purchaser. The Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization. The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to which the Purchaser is a party, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement and each Transaction Document constitute legal, valid, and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms.

3.2 No Conflicts or Consents. Neither the execution, delivery or performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, the compliance by the Purchaser with all the provisions hereof and thereof, nor the consummation by the Purchaser of the transactions contemplated hereby and thereby: (i) requires any consent, approval, authorization, notice or other order of, or registration or filing with, any Governmental Authority (except such as may be required under the securities or Blue Sky laws of the various states) or any third party; (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the Purchaser’s organizational documents or any agreement, indenture, lease or other instrument to which the Purchaser is bound; or (iii) violates any Law applicable to the Purchaser.

3.3 Purchaser Status, etc. At the time such Purchaser was offered the Purchased Shares, it was, and will be at Closing, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer”, as defined in SEC Rule 144A. The Purchaser (i) is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Class A Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement, (ii) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, and (iii) has such knowledge and experience in financial and business matters and in investments of this type in bank holding companies, including knowledge of the Company, that it is capable of evaluating the merits and risks of the Company and of its investment in the Purchased Shares and of making an informed investment decision. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or a Person engaged in the business of being a broker-dealer.

3.4 Access to Information. The Purchaser, either alone or through its representatives has:

(a) had a reasonable opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the officers and representatives of the Company concerning the Company’s financial condition and results of operations, the business plan for the Company and any additional relevant information that the Company possesses, and any such questions have been answered to its satisfaction;

(b) had the opportunity to review and evaluate all publicly available records and filings concerning the Company, as well as all such other documents, records, filings, reports, agreements and other materials provided by the Company regarding its business, operations and financial condition sufficient to enable it to evaluate its investment; and

(c) consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent it has deemed necessary in its sole discretion in connection with this Agreement.

(d) has not sought, nor to its knowledge, received any material nonpublic information regarding the Company, except the existence of the transactions contemplated hereby and the terms of this Agreement.

3.5 No Reliance. The Purchaser has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other Person, including the Placement Agent or any other Purchaser. The Purchaser has not relied upon the Placement Agent or any other Purchaser in making its decisions to purchase the Purchased Shares, or to enter into this Agreement. The Purchaser understands that (i) its investment in the Purchased Shares involves risks and it is able to afford a complete loss of this investment, (ii) no representation is being made as to the prospects of the Company or the value of the Purchased Shares, and (iii) no representation is being made as to any projections or estimates delivered to or made available to the Purchaser (or any of its affiliates or representatives) of the Company’s future assets, liabilities, shareholders’ equity, regulatory capital ratios, net interest income, net income or any component of any of the foregoing or any ratios derived therefrom.

3.6 Sufficient Funds. The Purchaser at the Closing will have all funds necessary to pay for the Class A Shares purchased and to timely deliver the Purchase Price.

3.7 No Acting in Concert, etc.

(a) Other than with affiliates of the Purchaser who may also be Purchasers, the Purchaser is not “acting in concert” with any other Purchaser or Person(s) for the purpose of acquiring “control” of the Company, in each case as those terms are defined for purposes of the Change in Bank Control Act of 1978, as amended (the “CIBC Act”) and its implementing regulations, and is not acting as part of or forming a “group” (as defined in the Exchange Act, Section 13(d)(3) and SEC rules thereunder) with any other Persons(s). Without limiting the foregoing, the Purchaser does not and will not as a result of its purchase or holding of Purchased Shares or any other securities of the Company have “control” of the Company, and has no present intention of acquiring “control” of the Company, for purposes of the BHC Act or the CIBC Act.

(b) For a period of one year from the date of this Agreement, without the prior written consent of the Company, the Purchaser will not (i) solicit for employment any employees of the Company or its subsidiaries or (ii) solicit for employment, hire or divert any of the Company’s directors, officers or those employees of the Company. The foregoing clauses (i) and (ii) shall not prohibit any general solicitation or advertisement or the use of a search firm or similar entity that has not been directed by you to contact or focus on such persons or the making of an offer of employment to, and the employment of, any person who responds to such general solicitation or advertisement or search firm.

(c) The Purchaser confirms that (i) it does not and will not at any time own 5% or more of any class or series of debt or equity issued by Mercantil Servicios Financieros, C.A. or any of its affiliates (collectively, “MSF”), when the Purchaser also owns 5% or more of any class or series of Company’s capital stock, beneficially or otherwise, directly or indirectly, and during such period (ii) no person affiliated with the Recipient is or will be a director, officer or “management official” (as defined in Federal Reserve Regulation L) of MSF. For the purposes of this Section 3.7(c), none of the Company nor any of its subsidiaries is an affiliate of MSF.

3.8 No Filings, etc. The Purchaser, when considered with any other holdings of Company securities by the Purchaser and its affiliates, does not require any notices to, filings with or approvals by any Governmental Authority, including the Federal Reserve, the OCC and the SEC.

ARTICLE 4.

OTHER AGREEMENTS

4.1 Certain Filings; Press Releases.

(a) On or prior to the fourth (4th) business day following the Closing Date, the Company will file a Current Report on Form 8-K with the SEC describing the material terms of the acquisition of the Purchased Shares. The Company may also issue a press release describing such material terms.

(b) Notwithstanding Section 4.1(a), the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC, any regulatory agency or Nasdaq, without the prior written consent of such Purchaser, except as required by applicable Law, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.2 Brokers and Finders.

(a) None of the Company nor any of its subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders or similar fees in connection with the transactions contemplated by this Agreement, except that the Company has retained and will compensate Raymond James & Associates, Inc., as its placement agent for the Class A Shares sold hereby (the “Placement Agent”). The Company is solely obligated to pay the Placement Agent’s fees and expenses, and the Purchaser shall have no liability for the Placement Agent’s fees and expenses in connection with the transactions contemplated by this Agreement.

(b) None of the Purchaser nor any of its subsidiaries has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders or similar fees in connection with the transactions contemplated by this Agreement.

(c) The Company will indemnify and hold harmless the Purchaser from any broker, finder or similar fees or expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby. The Purchaser will indemnify and hold harmless the Company from any broker, finder or similar fees or expenses incurred by the Purchaser in connection with this Agreement or the transactions contemplated hereby.

4.3 Cooperation. In addition to each party’s express obligations under this Agreement and the other Transaction Documents, each of the parties shall use its reasonable efforts, prior to, on and after the Closing, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper, advisable or expedient to consummate and make effective the transactions contemplated herein and in the Transaction Documents.

4.4 Transfer Restrictions; Current Information Under Rule 144.

(a) Each Purchaser acknowledges that the Purchased Shares are being offered and sold to it by the Company through the Placement Agent in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the Purchaser’s representations, warranties, agreements, and acknowledgments set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Purchased Shares.

(b) In order to enable the Purchasers to sell the Purchased Shares under Rule 144 promulgated under the Securities Act (as amended, “Rule 144”), for a period (the “Period”) beginning six months after the Closing and ending on the first anniversary of the Closing, the Company shall timely file all reports required to be filed by the Company pursuant to the Exchange Act, or, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Purchased Shares under Rule 144.

(c) In the event that the Company has not provided the “current public information” (as defined in SEC Rule 144(c)) sufficient to permit the Purchaser to rely on Rule 144 during the Period, the Company will, within 20 business days of failing to comply with this obligation, cure such failure by providing any missing current public information.

(d) The Purchased Shares and any interest therein may only be disposed of by the Purchaser in compliance with state and federal securities Laws. In connection with any transfer of Purchased Shares other than (i) pursuant to an effective Securities Act registration statement, (ii) pursuant to Rule 144, subject to Purchaser’s delivery to the Company of reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the Purchased Shares may be sold pursuant to Rule 144, or (iii) to the Company, the Company may require the transferor thereof to provide to the Company and the Transfer Agent an opinion of counsel selected by the transferor and reasonably acceptable to the Company and its Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(e) Each Purchaser covenants that it is purchasing the Purchased Shares without a view to any distribution thereof, and will not knowingly make any distribution, sale, transfer, or other disposition of any Purchased Shares, or engage in hedging or derivative transactions with respect to such Purchased Shares, in violation of the Securities Act or the Exchange Act.

(f) Each Purchaser acknowledges and agrees that: (a) notations reflecting the following restrictions on transfer will be made with respect to the Purchased Shares on the books and records of the Company’s Transfer Agent; and (b) except to the extent such restrictions are waived by the Company, no Purchaser shall transfer any Purchased Shares without complying such restrictions:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND NONE OF SUCH SECURITIES OR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(g) Upon the written request of the holder, the notations described in Section 4.4(h) shall be removed and the Company shall reissue the Purchased Shares to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Purchased Shares are registered for resale under the Securities Act, (ii) such Purchased Shares are sold or transferred pursuant to and in compliance with Rule 144, (iii) such Purchased Shares are eligible for sale under Rule 144 and the Company is then in compliance with the current public information required under Rule 144(c) (or Rule 144(i)(2), if applicable), (iv) such Purchased Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with such current public information as to such securities and without volume or manner-of-sale restrictions or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (the conditions set forth in the foregoing clauses (i) through (v), the “Rule 144 Conditions”).

(h) Upon the satisfaction of any of the Rule 144 Conditions, the Company, upon the written request of the holder, shall instruct its Transfer Agent to remove such notations from its books and records with respect to the Purchased Shares and shall cause its counsel to issue any legal opinion necessary to remove such legend and stop transfer restrictions, which are required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such notations shall be borne by the Company.

4.5 Blue Sky. The Company shall take such actions as are reasonably necessary in order to obtain an exemption for, or to qualify the Class A Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.6 Indemnification. The Company agrees to indemnify and hold harmless each Purchaser, its partners, owners, affiliates, officers, directors, employees, and duly authorized agents (collectively, the “Purchaser Indemnified Parties”), from and against any loss, claim, damage, liability, cost or expense (including, without limitation, attorneys’ fees expenses), to which such Purchaser Indemnified Person becomes subject, resulting from, arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in any other Transaction Document, except to the extent that any such loss, claim, damage, liability, cost or expense is attributable to the willful misconduct or fraud of such Purchaser Indemnified Party.

ARTICLE 5.

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

The Company’s obligations to issue and sell the Purchased Shares to the Purchasers and to perform its obligations under this Agreement are subject to the satisfaction or waiver by the Company, on or before such Closing Date, of the following conditions:

5.1 Representations and Warranties to be True and Correct. The representations and warranties of each Purchaser contained in Article 3 shall have been true and correct when made and on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

5.2 Performance. Each Purchaser shall have performed and complied in all material respects with all obligations herein required to be performed or complied with by it prior to or at the Closing Date.

ARTICLE 6.

CONDITIONS TO OBLIGATIONS OF THE PURCHASERS

Each Purchaser’s obligations to purchase and pay for the Purchased Shares and to perform its obligations under this Agreement are subject to the satisfaction or waiver by the Purchaser on or before such Closing Date, of the following conditions:

6.1 Representations and Warranties to be True and Correct. The representations and warranties contained in Article 2 shall have been true and correct in all material respects when made and as of the Closing Date as though made on and as of the Closing Date.

6.2 Performance. The Company shall have performed and complied in all material respects with all obligations herein required to be performed or complied with by it prior to or at the Closing Date.

6.3 Legal Opinion. The Company shall provide a legal opinion in customary form to the Purchaser as to (i) the Company’s corporate power and authority to enter into and perform this Agreement, (ii) this Agreement is enforceable in accordance with its terms, (iii) this Agreement and the issuance of the Purchased Shares have been duly authorized by all necessary corporate action by the Company, and upon payment for the Purchased Shares by the Purchaser, the Class A Shares purchased by the Purchaser will be validly issued, fully paid and nonassessable, (iv) no consent of any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or in connection with the sale or issuance of the Class A Shares sold pursuant to this Agreement, except as may be required by the federal or state securities or “blue sky” laws and (v) that the offer and sale of such Class A Shares did not require registration under the Securities Act.

ARTICLE 7.

TERMINATION

7.1 Termination.

(a) This Agreement may be terminated and the sale and purchase of the Purchased Shares abandoned at any time prior to the Closing:

(i) by the mutual written consent of the Company and any Purchaser (with respect to that Purchaser only);

(ii) by either the Company or any Purchaser (with respect to that Purchaser only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Eastern Time, on February 15, 2019, as long as the terminating party has not been the cause of the failure of the Closing to occur on or before such time;

(iii) by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Authority shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(iv) by the Company, upon written notice to a Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement or in any nondisclosure or confidentiality agreement with the Company, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1 or Section 5.2 would not be satisfied with respect to such Purchaser; provided, however, that such termination by the Company shall only be as to the breaching Purchaser and that notice of such termination shall be provided to the non-breaching Purchaser(s); or

(v) by any Purchaser (with respect to itself only), upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 6.1 or Section 6.2 would not be satisfied.

(b) Nothing in this Section 7.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 7.1, the Company and the terminating Purchaser(s) shall have no further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

ARTICLE 8.

MISCELLANEOUS

8.1 Defined Terms; Rules of Construction.

(a) When used in this Agreement, the following terms shall have the respective meanings specified below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Anti-Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or its subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority and applicable to the Company and its subsidiaries.

“Business Day” means any day except Saturday, Sunday or a day on which banks are generally not open for business in New York, New York or Miami, Florida.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934.

“Law” means any federal, state or foreign statute, rule, regulation, ruling, judgment, injunction, order or decree of a court of competent jurisdiction or any agreement, consent decree or similar document or instrument with any Governmental Authority.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” has the meaning set forth in Section 2.4(d).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Rule 144” means SEC Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933.

“Transaction Documents” means this Agreement, including any and all agreements, documents and instruments between or among the Purchasers and the Company, and any other documents or agreements executed by the Company or the Purchasers in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, or any successor transfer agent for the Company.

(b) The words “include,” “includes,” “including” and their derivations are to be read as if these were followed by the phrase “without limitation.” The headings and section references contained in this Agreement are for convenience of reference only and do not affect the meanings of this Agreement’s provisions. Any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained herein or therein. Any reference to a Law means such Law as amended or supplemented from time to time, and includes any rules and regulations promulgated thereunder, as amended or supplemented. Any reference to gender includes all genders, and the singular shall include the plural and vice versa. If any date specified in this Agreement as a date for taking action falls on a day that is not a Business Day, then that action may be taken on the immediately following Business Day.

(c) Each party has participated in negotiating and drafting this Agreement, and if an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if the parties had drafted it jointly, and not construed against a party because it was responsible for drafting one or more provisions of this Agreement.

8.2 Fees and Expenses. Each party hereto shall be responsible for the payment of all expenses incurred by it in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties, if any, levied in connection with the sale and issuance of the Purchased Shares to the Purchasers.

8.3 Amendment and Waivers. The parties may amend this Agreement only by a written agreement executed by both parties. The parties may waive any provision of this Agreement only by a writing executed by the party against whom the waiver is sought to be enforced. No failure or delay in exercising any right or remedy, or in requiring the satisfaction of any condition, under this Agreement or any Transaction Documents, and no act, omission or course of dealing between the parties, operates as a waiver or estoppel of any right, remedy or condition. A waiver made in writing on one occasion is effective only in that instance and only for the purpose and period stated in such waiver.

8.4 Counterparts and Execution.

(a) This Agreement may be executed in two or more identical counterparts, each of which will be an original and all of which will constitute one and the same agreement. This Agreement will become effective when counterparts have been signed by each party and delivered to the other party. All parties need not sign the same counterparts.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, .pdf or electronic form shall be deemed to be original signatures and shall have the same effect as manually signed originals for all purposes.

8.5 Governing Law; Jurisdiction and Venue.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that State.

(b) All actions, claims and proceedings arising out of this Agreement, together with the enforcement of any judgments or orders resulting from such proceedings, shall be heard and determined in any state or federal court sitting in New York City, and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom). The parties irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party hereby consents to process being served in any such action or proceeding by the delivery of a copy thereof to the addresses and set forth in Section 8.8, and each party acknowledges that such service shall constitute good and sufficient service of process or notice thereof. The consents to jurisdiction set forth in this Section 8.5 do not constitute general consents to service of process in the State of New York and will have no effect for any purpose except as provided in this Section 8.5.

(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING BETWEEN THE PARTIES DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

8.6 Assignment and Successors.

(a) The Purchaser may not assign any of its rights or delegate its obligations under this Agreement, except with the prior written consent of the Company. The Company may not assign this Agreement except by operation of law pursuant to a merger, consolidation, or other reorganization. Any purported assignment of rights or delegation of performance or obligations in violation of this Section 8.6 is void ab initio.

(b) This Agreement binds and benefits the parties and their respective permitted successors and assigns.

8.7 No Third Party Beneficiaries. Nothing in this Agreement is intended to or shall confer upon any Person other than the parties hereto any rights or remedies hereunder, whether as third beneficiaries or otherwise.

8.8 Notices. All notices, consents, waivers and other communications required or permitted by this Agreement will be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address or Person as a party may designate by notice to the other parties):

If to the Company:

220 Alhambra Circle, 12th Floor

Coral Gables, FL 33134

Attention: Millar Wilson

E-mail address: mwilson@amerantbank.com

with copies to:

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

Telephone: (404) 581-8622

Attention: Ralph F. MacDonald, III

E-mail: cmacdonald@jonesday.com

If to any Purchaser:

As provided on such Purchaser’s signature page hereto.

8.9 Enforcement. The parties agree that time is of the essence in the performance of this Agreement. If any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached, the parties could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy, including damages, to which the parties may be entitled, each party shall be entitled to enforce any provision of this Agreement by temporary or permanent restraining orders, injunctions or similar equitable relief to prevent breaches or threatened breaches of this Agreement, without posting any bond or security, or making any other undertaking.

8.10 Relationship of Parties.

The Purchaser and the Company are acting solely in an arm’s length capacity with respect to the Transaction Documents and the transactions contemplated thereby. The Purchaser is making its own independent investment decision to buy Purchased Shares hereby and has received or had access to all information that Purchaser believed necessary to enter into the Transaction Documents. Neither party is acting as a financial advisor or fiduciary to the other party. No statement made by either party or any of its representatives or agents, including the Placement Agent, in connection with this Agreement and the transactions contemplated hereby constitutes advice or a recommendation as to the purchase or sale of any security. Notwithstanding the foregoing, each party is relying on the representations and warranties of the other party.

8.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent practical.

8.12 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties to this Agreement, which supersedes all other prior agreements and understandings, both written and oral, among or between the parties with respect to the transactions contemplated by this Agreement, except the Nondisclosure Agreement, which shall remain in full force and effect until it expires pursuant to its terms. The provisions of this Agreement may not be explained, supplemented or qualified through evidence of trade usage or course of dealings.

[signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective undersigned officers.

MERCANTIL BANK HOLDING CORPORATION

By:
Name:
Title:

[Company Signature Page]

Price Per Purchased Share:	PURCHASER:

Number of Purchased Shares:	By:
Name:
Title:

Purchase Price:	Address for purposes of Section 8.8 (Notice):

[Purchaser Signature Page]